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                                                                    EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Forms S-3 and S-8) of Alliance Pharmaceutical Corp. of our report dated August 23, 2004, except for Note 11 as to which the date is September 24, 2004, with respect to the 2004 consolidated financial statements of Alliance Pharmaceutical Corp. included in its Annual Report (Form 10-KSB) for the year ended June 30, 2005.

                                                     /S/ ERNST & YOUNG LLP

San Diego, California
September 26, 2005